As filed with the Securities and Exchange Commission on October 4, 2005

Registration Statement No. 333-38834

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E.PIPHANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0443392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

475 Concar Drive
San Mateo, California 94402
(Address of Principal Executive Offices)

iLeverage Corporation 1997 Stock Plan (Formerly Mayasoft Corporation)
(Full Title of the Plan)

Kirk Isaacson
President and Secretary
E.piphany, Inc.
c/o SSA Global Technologies, Inc.
500 W. Madison, Suite 2200
Chicago, IL 60661
(Name and Address of Agent for Service)

(312) 258-6000
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Robert Loper, Esq.
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
(212) 756-2000

DEREGISTRATION OF SECURITIES

On September 29, 2005, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 3, 2005, by and among SSA Global Technologies, Inc., a Delaware corporation (“Parent”), SSA-E Merger Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and E.piphany, Inc., a Delaware corporation (the “Company”), Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on June 8, 2000 (Registration No. 333-38834) (the “Registration Statement”), the Company hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 4th day of October, 2005.

E.PIPHANY, INC.

By:	/s/ Kirk Isaacson
Name: Kirk Isaacson
Title: President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated, on this 4th day of October, 2005.

Name, Signature and Title

/s/ Kirk Isaacson
Kirk Isaacson President, Secretary and Sole Director (principal executive officer)

/s/ Stephen Earhart
Stephen Earhart Treasurer and Comptroller (principal financial and accounting officer)

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